UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2006 (August 3, 2006)

REFCO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32604	20-2537426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Financial Center
200 Liberty Street, Tower A
	New York, New York	10281
	(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code) (212) 693-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2006, Jerry Lombardo, 36, was appointed Chief Financial Officer of Refco Inc. (the "Company"). Jerry had previously been serving as Vice President of Finance and Accounting and Secretary of the Company, which positions he took on in February 2006 and May 2006, respectively. In September 2005, Mr. Lombardo joined Goldin Associates, L.L.C. ("Goldin Associates"), as a managing director in its turnaround consulting and restructuring advisory group. Prior to joining Goldin Associates, Mr. Lombardo was a managing director with FTI Consulting in their corporate restructuring practice (formerly the Business Restructuring Services Group at PricewaterhouseCoopers, LLP), which he joined in 1999.

Mr. Lombardo is a career restructuring and turnaround advisor with extensive experience filling senior financial management roles and advising debtors in formal bankruptcy proceedings and out-of-court restructurings in a variety of industries. He has also provided strategic and business direction to healthy companies looking to divest non-core operations. Mr. Lombardo is a Certified Public Accountant, a Certified Turnaround Professional and a Certified Insolvency & Restructuring Advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFCO INC.

Date: August 9, 2006	By:	/s/ Jerry Lombardo
Jerry Lombardo
Chief Financial Officer